Exhibit 99.1

MODEL N ANNOUNCES FOURTH QUARTER AND
FISCAL YEAR 2019 FINANCIAL RESULTS

SAN MATEO, Calif. - Nov. 5, 2019 - Model N, Inc. (NYSE: MODN), the leading provider of cloud revenue management solutions for life sciences and high tech companies, today announced financial results for the fourth quarter and fiscal year ended September 30, 2019.

“Once again our revenue and profitability exceeded our guidance and, even more importantly, our team closed out the year with very strong commercial execution,” said Jason Blessing, chief executive officer of Model N. “Four quarters ago, we announced a strategy to focus the company on our core vertical markets of life sciences and high tech where we have a significant market opportunity, a very favorable competitive position, deep domain expertise, and mission critical solutions. This focus led to excellent execution throughout the fiscal year, enabled us to attract several executives from leading software companies, and it set the foundation for long-term growth and profitability.”

Recent Highlights

•
Leading Medical Device Company Transitioning to Model N’s Revenue Cloud - A leader in medical devices and a long-time Model N customer will transition to our platform as part of their Cloud First Strategy. Our solution will be integrated with their CRM application and will enable the deployment of a standard cloud platform across the enterprise. It will provide automation, analytics, sales team self-service, and other features such as advanced contracting. These capabilities will improve go-to-market efficiency and scale.

•
Top 10 Global Biopharmaceutical Company Selects Model N - A leading biopharmaceutical company and current customer selected our platform to support its integration of several acquisitions. Our suite of applications will be deployed across the newly combined company. This will enable the customer to adapt quickly to commercial and regulatory changes, and scale across a broad geographic footprint.

•
Industry Leader in Memory and Storage Solutions Expands Model N Relationship to Drive Channel Sales - A leading manufacturer of memory and storage solutions expanded its relationship with Model N, replacing point solutions in favor of a broader suite of Model N applications. The customer added Rebates, Market Development Fund Management, and Channel Data Management. These applications will simplify the sales team’s engagement with channel partners and increase revenue.

•
Medicaid Drug Rebate Program Summit Helps Customers Plan for Potential Legislation - Drug pricing reform continues to be a key topic in the Senate and House of Representatives as Democrats and Republicans seek lower pricing for patients as well as federal, state, and local governments. At the MDRP Summit, Model N provided guidance on how to prepare for potential legislation and manage the increased complexity of drug pricing rebates and discounts using its cloud-based solutions.

Fourth Quarter 2019 Financial Highlights

•
Revenues: Subscription revenues were $27.4 million compared to $25.5 million for the fourth quarter of fiscal year 2018. Total revenues were $36.6 million compared to $36.7 million for the fourth quarter of fiscal year 2018.

•
Gross Profit: Gross profit was $19.7 million compared to $21.9 million for the fourth quarter of fiscal year 2018. Gross margins were 54% compared to 60% for the fourth quarter of fiscal year 2018. Non-GAAP gross profit was $22.6 million compared to $23.0 million for the fourth quarter of fiscal year 2018. Non-GAAP gross margins were 62% compared to 63% for the fourth quarter of fiscal year 2018.

•
GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $(5.1) million compared to a GAAP loss from operations of $(3.4) million for the fourth quarter of fiscal year 2018. Non-GAAP income from operations was $4.8 million compared to a non-GAAP income from operations of $2.0 million for the fourth quarter of fiscal year 2018.

•
Net Loss: GAAP net loss was $(5.7) million compared to a net loss of $(3.6) million for the fourth quarter of fiscal year 2018. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.17) based upon weighted average shares outstanding of 32.8 million, as compared to net loss per share of $(0.12) for the fourth quarter of fiscal year 2018 based upon weighted average shares outstanding of 31.3 million.

•
Non-GAAP Net Income: Non-GAAP net income was $4.2 million as compared to a non-GAAP net income of $1.8 million for the fourth quarter of fiscal year 2018. Non-GAAP net income per diluted share was $0.12 based upon diluted weighted average shares outstanding of 34.1 million, as compared to non-GAAP net income per diluted share of $0.06 for the fourth quarter of fiscal year 2018 based upon diluted weighted average shares outstanding of 32.2 million.

•	Adjusted EBITDA: Adjusted EBITDA was $5.1 million compared to $2.5 million for the fourth quarter of fiscal year 2018.

Fiscal Year 2019 Financial Highlights

•	Revenues: Subscription revenues were $105.2 million compared to $98.3 million in fiscal year 2018. Total revenues were $141.2 million compared to $154.6 million for fiscal year 2018.

•
Gross Profit: Gross profit was $75.1 million compared to $89.3 million for fiscal year 2018. Gross margins were 53% compared to 58% for fiscal year 2018. Non-GAAP gross profit was $82.4 million, compared to $94.5 million for fiscal year 2018. Non-GAAP gross margins were 58% compared to 61% for fiscal year 2018.

•
GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $(15.0) million compared to a loss from operations of $(20.8) million for fiscal year 2018. Non-GAAP income from operations was $11.8 million compared to a non-GAAP income from operations of $8.7 million for fiscal year 2018.

•
Net Loss: GAAP net loss was $(19.3) million compared to net loss of $(28.2) million for fiscal year 2018. GAAP basic and diluted net loss per share attributed to common stockholders was $(0.60) based upon weighted average shares outstanding of 32.2 million as compared to net loss per share of $(0.93) for fiscal year 2018 based upon weighted average shares outstanding of 30.4 million.

•
Non-GAAP Net Income: Non-GAAP net income was $7.5 million as compared to non-GAAP net income of $1.3 million for fiscal year 2018. Non-GAAP net income per diluted share was $0.22 based upon diluted weighted average shares outstanding of 33.4 million, as compared to non-GAAP net income per diluted share of $0.04 for fiscal year 2018 based upon diluted weighted average shares outstanding of 32.2 million.

•	Adjusted EBITDA: Adjusted EBITDA was $13.1 million compared to $11.5 million for fiscal year 2018.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance

As of November 5, 2019, we are providing guidance for the first quarter of fiscal year 2020 and the full fiscal year ending September 30, 2020.

(in $ millions, except per share)	First Quarter Fiscal 2020	Full Year Fiscal 2020
Total GAAP Revenues	37.0 - 37.4	152.0 - 155.0
Subscription	27.6 - 28.0	113.0 - 115.0
Non-GAAP income from operations	2.9 - 3.3	11.0 - 14.0
Non-GAAP net income per share	0.05 - 0.07	0.22 - 0.31
Adjusted EBITDA	3.2 - 3.6	12.0 - 15.0

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the fourth quarter and fiscal year 2019 ended September 30, 2019. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on November 19, 2019, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671 internationally with recording access code 13694888.

About Model N

Model N is a leading provider of cloud revenue management solutions for life sciences and high tech companies. Our software helps companies drive mission-critical business processes such as pricing, quoting, contracting, regulatory compliance, rebates and incentives. With deep industry expertise, Model N supports the complex business needs of the world’s leading brands in pharmaceutical, medical technology, semiconductor, and high-tech manufacturing across more than 120 countries, including Johnson & Johnson, AstraZeneca, Novartis, Microchip Technology and ON Semiconductor. For more information, visit www.modeln.com.
Model N® is the registered trademark of Model N, Inc. Any other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s first quarter and full year fiscal 2020 financial results and future prospects and results, including the ability to continue to execute on business strategy. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; and (xii) our ability to retain customers. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2018, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margins, non-GAAP subscription gross margins, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expenses, amortization of intangible assets, and the deferred revenue adjustments resulting from the Revitas acquisition as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income (loss) from operations and non-GAAP net income (loss) exclude stock-based compensation expense, amortization of intangible assets, and the deferred revenue adjustment. We have not provided a reconciliation of forecasted non-GAAP results with GAAP results due to the difficulties of estimating certain items such as charges related to stock-based compensation expense. In addition, stock-based compensation expense varies from period to period and from company to company due to such things as differing valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, acquisition & integration related expenses, deferred revenue adjustment, interest (income)

expense, net, and other (income) expenses, net, and provision for (benefit from) income taxes. Reconciliation tables are provided in this press release.
We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Investor Relations Contact:

ICR for Model N
Garo Toomajanian, 650-610-4998
investorrelations@modeln.com

Media Contact:
pr@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of September 30, 2019	As of September 30, 2018
Assets
Current assets
Cash and cash equivalents	$60,780	$56,704
Accounts receivable, net	26,953	28,273
Prepaid expenses	2,776	3,631
Other current assets	4,039	455
Total current assets	94,548	89,063
Property and equipment, net	1,043	2,146
Goodwill	39,283	39,283
Intangible assets, net	29,131	34,597
Other assets	5,588	1,064
Total assets	$169,593	$166,153
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,302	$1,664
Accrued employee compensation	19,906	14,211
Accrued liabilities	4,354	3,182
Deferred revenue, current portion	44,875	52,176
Long term debt, current portion	4,911	1,375
Total current liabilities	76,348	72,608
Long-term liabilities
Long term debt	39,371	52,329
Other long-term liabilities	1,152	1,182
Total long-term liabilities	40,523	53,511
Total liabilities	116,871	126,119
Stockholders’ equity
Common stock	5	5
Preferred stock	—	—
Additional paid-in capital	266,295	244,814
Accumulated other comprehensive loss	(1,169)	(1,285)
Accumulated deficit	(212,409)	(203,500)
Total stockholders’ equity	52,722	40,034
Total liabilities and stockholders’ equity	$169,593	$166,153

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2019	2018	2019	2018
Revenues
Subscription	$27,439	$25,513	$105,219	$98,308
Professional services	9,164	11,201	36,016	56,324
Total revenues	36,603	36,714	141,235	154,632
Cost of revenues
Subscription	8,970	9,201	35,218	37,820
Professional services	7,983	5,626	30,912	27,514
Total cost of revenues	16,953	14,827	66,130	65,334
Gross profit	19,650	21,887	75,105	89,298
Operating expenses
Research and development	8,122	7,555	30,009	32,416
Sales and marketing	9,080	8,637	32,894	35,482
General and administrative	7,511	9,079	27,213	42,178
Total operating expenses	24,713	25,271	90,116	110,076
Loss from operations	(5,063)	(3,384)	(15,011)	(20,778)
Interest expense, net	620	828	2,933	8,178
Other expenses (income), net	(89)	(416)	319	(722)
Loss before income taxes	(5,594)	(3,796)	(18,263)	(28,234)
Provision for (benefit from) income taxes	61	(177)	1,030	(27)
Net loss	$(5,655)	$(3,619)	$(19,293)	$(28,207)
Net loss per share:
Basic and diluted	$(0.17)	$(0.12)	$(0.60)	$(0.93)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	32,846	31,342	32,232	30,370

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Year Ended September 30,
	2019	2018
Cash Flows from Operating Activities
Net loss	$(19,293)	$(28,207)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,790	8,299
Stock-based compensation	21,340	23,324
Amortization of debt discount and issuance cost	579	800
Deferred income taxes	176	(392)
Amortization of capitalized contract acquisition costs	1,781	—
Other non-cash charges	(121)	137
Loss on debt extinguishment	—	3,142
Changes in assets and liabilities
Accounts receivable	860	(3,555)
Prepaid expenses and other assets	(5,158)	(960)
Deferred cost of implementation services	—	486
Accounts payable	692	(1,434)
Accrued employee compensation	2,015	(687)
Other accrued and long-term liabilities	240	(1,622)
Deferred revenue	549	3,192
Net cash provided by operating activities	10,450	2,523
Cash Flows from Investing Activities
Purchases of property and equipment	(280)	(252)
Net cash used in investing activities	(280)	(252)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock relating to employee stock purchase plan	3,870	4,439
Proceeds from term loan	—	49,588
Debt issuance costs	—	(280)
Principal payments on term loan	(10,000)	(55,250)
Early payment penalty	—	(1,500)
Net cash used in financing activities	(6,130)	(3,003)
Effect of exchange rate changes on cash and cash equivalents	36	(122)
Net increase (decrease) in cash and cash equivalents	4,076	(854)
Cash and cash equivalents
Beginning of period	56,704	57,558
End of period	$60,780	$56,704

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2019	2018	2019	2018
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(5,655)	$(3,619)	$(19,293)	$(28,207)
Reversal of non-GAAP items
Stock-based compensation expense	8,518	4,012	21,340	23,324
Depreciation and amortization	1,599	1,889	6,790	8,299
Deferred revenue adjustment (c)	—	—	—	627
Interest expense, net	620	828	2,933	8,178
Other expenses (income), net	(89)	(416)	319	(722)
Provision for (benefit from) income taxes	61	(177)	1,030	(27)
Adjusted EBITDA	$5,054	$2,517	$13,119	$11,472

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2019	2018	2019	2018
Reconciliation from GAAP revenue to revenue before deferred revenue adjustment
GAAP revenue	$36,603	$36,714	$141,235	$154,632
Deferred revenue adjustment (c)	—	—	—	627
Revenue before deferred revenue adjustment	$36,603	$36,714	$141,235	$155,259

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2019	2018	2019	2018
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$19,650	$21,887	$75,105	$89,298
Reversal of non-GAAP expenses
Stock-based compensation (a)	2,455	684	5,362	2,656
Amortization of intangible assets (b)	476	476	1,904	1,904
Deferred revenue adjustment (c)	—	—	—	627
Non-GAAP gross profit	$22,581	$23,047	$82,371	$94,485
Percentage of revenue before deferred revenue adjustment	61.7%	62.8%	58.3%	60.9%

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2019	2018	2019	2018
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$18,469	$16,312	$70,001	$60,488
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,104	428	2,468	1,400
Amortization of intangible assets (b)	476	476	1,904	1,904
Non-GAAP subscription gross profit	$20,049	$17,216	$74,373	$63,792

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2019	2018	2019	2018
Reconciliation from GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(5,063)	$(3,384)	$(15,011)	$(20,778)
Reversal of non-GAAP expenses
Stock-based compensation (a)	8,518	4,012	21,340	23,324
Amortization of intangible assets (b)	1,366	1,381	5,467	5,562
Deferred revenue adjustment (c)	—	—	—	627
Non-GAAP operating income	$4,821	$2,009	$11,796	$8,735

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(5,655)	$(3,619)	$(19,293)	$(28,207)
Reversal of non-GAAP expenses
Stock-based compensation (a)	8,518	4,012	21,340	23,324
Amortization of intangible assets (b)	1,366	1,381	5,467	5,562
Deferred revenue adjustment (c)	—	—	—	627
Non-GAAP net income	$4,229	$1,774	$7,514	$1,306

Denominator
Reconciliation between GAAP and non-GAAP net income (loss) per share
Shares used in computing GAAP net loss per share:
Basic	32,846	31,342	32,232	30,370
Diluted	32,846	31,342	32,232	30,370
Shares used in computing non-GAAP net income per share
Basic	32,846	31,342	32,232	30,370
Diluted	34,149	32,238	33,423	32,243
GAAP net loss per share
Basic and diluted	$(0.17)	$(0.12)	$(0.60)	$(0.93)
Non-GAAP net income per share
Basic	$0.13	$0.06	$0.23	$0.04
Diluted	$0.12	$0.06	$0.22	$0.04

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2019	2018	2019	2018
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$476	$476	$1,904	$1,904
Professional services	—	—	—	—
Total amortization of intangibles assets in cost of revenue (b)	476	476	1,904	1,904
Operating expenses
Research and development	—	—	—	—
Sales and marketing	890	905	3,563	3,658
General and administrative	—	—	—	—
Total amortization of intangibles assets in operating expense (b)	890	905	3,563	3,658
Total amortization of intangibles assets (b)	$1,366	$1,381	$5,467	$5,562

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2019	2018	2019	2018
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$1,104	$428	$2,468	$1,400
Professional services	1,351	256	2,894	1,256
Total stock-based compensation in cost of revenue (a)	2,455	684	5,362	2,656
Operating expenses
Research and development	1,749	839	4,145	2,983
Sales and marketing	1,817	1,007	4,641	3,524
General and administrative	2,497	1,482	7,192	14,161
Total stock-based compensation in operating expense (a)	6,063	3,328	15,978	20,668
Total stock-based compensation (a)	$8,518	$4,012	$21,340	$23,324

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude Channel Insight and Revitas acquisition related costs, deferred revenue adjustment and valuation allowance resulting from Revitas acquisition, stock-based compensation expense, amortization of intangible assets and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation is a non-cash item. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)
Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)
Represents deferred revenue adjustment resulting from purchase price accounting that is related to the Revitas acquisition and is a non-cash item. As such, we believe this adjustment provides for a better comparison of our operating results to prior periods and to our peer companies.